UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 2, 2005

LOGICOM, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-51119

(Commission File Number)

N/A

(IRS Employer Identification No.)

Suite 600 – 625 Howe Street, Vancouver, British Columbia Canada V6C 2T6

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 604.683.6648

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 3, 2005, we entered into a share exchange agreement dated November 2, 2005, with all of the stockholders of Skin Shoes Inc., a Delaware corporation, whereby we agreed to:

•	repurchase all of the common shares of our company currently owned by Wayne Weaver for the sum of $100,000;
•

effect a stock split by way of a share dividend which will result in the current shareholders of our company, after adjustment for the repurchase of Mr. Weaver’s shares, holding an aggregate of approximately 12,000,000 common shares;

•

issue to the stockholders of Skin Shoes Inc., at the closing of our share exchange transaction, approximately 18,000,000 common shares of our company in exchange for all of the issued and outstanding shares of Skin Shoes Inc.;

•

assume, at the closing of our share exchange transaction, Skin Shoes Inc.’s 2005 Incentive Plan and certain stock option agreements entered into between Skin Shoes Inc. and certain persons who have already received stock options from Skin Shoes Inc. pursuant to its 2005 Incentive Plan;

•

appoint Mr. Mark Klein, the current President of Skin Shoes Inc., to the office of President of our company and accept the resignation of Mr. Gary Musil, our current President, from that office, effective at the closing of the share exchange transaction;

•

increase the number of directors of our company to five and elect as directors of our company at the completion of the share exchange transaction, all four of the current directors of Skin Shoes Inc.; and

•

lend to Skin Shoes Inc., within two business days after execution of the share exchange agreement, the sum of $150,000 to be evidenced by a promissory note and secured by a general security agreement pledging all of the assets of Skin Shoes Inc. as security for the loan.

In addition, the share exchange agreement contemplates that we will effect two or more private placement transactions in which we will raise up to an aggregate of $2,100,000, from which we will source the proceeds of the $150,000 loan to Skin Shoes Inc. and the repurchase of Mr. Weaver’s common shares in our company.

Item 3.02 Unregistered Sales of Equity Securities

On November 2, 2005, we sold a convertible debenture in the amount of $150,000 to one offshore investor pursuant to a subscription agreement dated November 2, 2005. The convertible debenture is convertible into 178,572 units at a conversion price of $0.84 per unit, with each unit consisting of one common share of our company and one-half of one share purchase warrant, either (a) automatically, upon the completion of our share exchange transaction with the stockholders of Skin Shoes Inc. or (b) at any time, upon election of the holder. The share purchase warrants that may be issued upon conversion of the convertible debenture will be exercisable for a period of three years from the date of issue at an exercise price of $1.00.

Item 9.01 Financial Statements and Exhibits

10.1	Share Exchange Agreement dated November 2, 2005 with all of the stockholders of Skin Shoes Inc.
10.2	Subscription Agreement dated November 2, 2005 with La Hougue Financial Management Limited
10.3	5% Convertible Debenture dated November 2,2005 with La Hougue Financial Management Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOGICOM, INC.

/s/ Gary Musil

Gary Musil, President and Director

Date: November 4, 2005